CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Southridge Technology Group, Inc. on Form SB-2, of our audit report dated March 23, 2006 which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

Boise, Idaho
October 11, 2007

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